MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT ("Agreement") is made and entered into this 22nd day of May, 2009 by and between Plaintiff Funding Holding, Inc. ("PFH"), and Mango Soft Inc. ("MSI") (PFH and MSI are each individually referred to herein as a "Party" and collectively as the "Parties").

WITNESSETH:

WHEREAS , pursuant to a Bill of Sale of even date herewith, PFH has sold certain assets in the nature of contingent advances on Cases to MSI; and

WHEREAS, PFH is regularly in the business of servicing such contingent Case advances; and

WHEREAS, as an inducement to MSI to purchase said contingent Case advances, PFH agrees to service same; and

WHEREAS, as an inducement to PFH to sell such contingent Case advances, MSI has agreed to pay PFH for the performance of such servicing; and

WHEREAS, the Parties desire to memorialize their understanding regarding the sharing of various services, benefits and rights; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Provision of Services.

(a) PFH shall provide to MSI those certain services, benefits and rights which are done by PFH in general and ordinary business practices when monitoring, auditing and collecting its own portfolio of contingent Case advances. (The "Rights and Services"), during the Term (as defined below). Such services shall be provided to MSI only for the cases which are the subject of the Bill of Sale of even date, or which are specifically referenced in any future Bill of Sale from PFH to MSI. No facilities, software, equipment, property, licenses, leases, assets, or rights of either Party used in the performance of, or otherwise made available to the other party in connection with, the Rights and Services shall be deemed to be transferred, assigned or conveyed by such performance or use. All intellectual property rights created by PFH during the term of this Agreement shall be assigned to PFH and remain the property of PFH.

(b) PFH shall have complete discretion to supervise and manage its employees and third party providers of the Rights and Services. Notwithstanding anything herein to the contrary, PFH shall retain the right, in its sole discretion, to increase, decrease or modify the compensation, benefits or other terms of any of its employees' employment arrangements. Notwithstanding anything herein to the contrary, PFH shall be permitted to terminate any employees who otherwise provide services to

MSI pursuant to this Agreement. MSI shall not solicit any employee of PFH to work for MSI as an employee or consultant during the Term other than in accordance with this Agreement.

(c) Notwithstanding anything herein to the contrary, PFH shall be permitted to amend, modify, renew, extend, terminate, cancel or permit to expire any agreements or arrangements relating to the Rights and Services with any employee or any third party vendors, suppliers, landlords, licensors or other parties provided that PFH shall either (i) provide reasonable notice to MSI of any terminations, expirations or cancellations of the related Rights and Services or of any amendments or modifications which materially adversely effect the Rights and Services or (ii) provide alternative Rights and Services deemed comparable by PFH.

Section 2. Termination.

(a) Subject to this Section 2 and Section 5, this Agreement shall commence on the date hereof and shall remain effective unless terminated by either party on at least ninety (90) days' prior written notice to the other party (the "Term").

(b) In the event that MSI fails to perform any material obligation under this Agreement, and such failure is not cured within twenty (20) days after receipt of written notice of such failure, or if any proceeding is commenced by or against MSI for the purpose of subjecting the assets of MSI to any law relating to bankruptcy or insolvency or for the appointment of a receiver or trustee for the business, property, affairs or revenues of MSI, or if MSI makes a general assignment of its assets for the benefit of creditors, then, and in any such event, PFH may, at its option without further notice to MSI or demand of MSI, in addition to all other rights and remedies provided at law or in equity, terminate this Agreement and, except as otherwise set forth in Section 2(d) hereof, all rights, and privileges granted or created hereunder.

(c) In the event PFH fails to perform, or cause to be performed, any material obligation under this Agreement, and such failure is not cured within twenty (20) days after receipt by PFH of written notice of such failure, MSI may, upon notice to PFH and in addition to the rights and remedies provided in Section 6 and Section 10, terminate this Agreement and, except as otherwise set forth in Section 2(d) hereof, all rights and privileges granted or created hereunder.

(d) Notwithstanding the termination of this Agreement, this Section 2(d) and each of Sections 3, 6, 9 and 15 of this Agreement shall remain in full force and effect following such termination in accordance with their respective terms.

(e) This Agreement shall also Terminate upon the repayment by PFH to MSI of all Principal (Purchase Price) together with earned interest at the rate of Fourteen percent per annum (14%).

Section 3. Compensation and Reimbursement for Services. All payments on collection of a contingent Case advance shall be made to PFH. Promptly upon receipt, PFH shall pay MSI a sum equal to: (i) the Principal Sum advanced for the

case, or the Purchase Price; and (b) a sum equal to interest at the rate of Fourteen per cent per annum (14%) on such principal sum, calculated from date of purchase to date of collection. Any sums collected in excess of such amount to be paid to MSI shall be retained by PFH as and for PFH's compensation for servicing the contingent Case advances herein. In the event that the sum collected is insufficient to pay MSI the sum due hereunder, then PFH shall retain said sum and substitute a case or cases from the Additional Collateral Pool (as defined in the Bill of Sale).

Section 4. **Access to Records and Properties**. PFH shall grant access to MSI of its books and records solely and exclusively to the extent of the Cases and Additional Collateral Pool, and the records related to the servicing thereof.

Section 5. **Covenants of MSI**. MSI will not make any use of or attempt to gain access to any part of the business systems and communications networks of, or any other data of, PFH and/or its affiliates which is not specifically made available to MSI hereunder, and no connections to any part of any such business systems and communications networks or other data shall be made without the prior knowledge and assistance of PFH or its designated affiliate. If MSI has violated this covenant, then, in addition to any damages to which PFH and/or its affiliates may be entitled under law or equity, MSI will, to PFH's reasonable satisfaction, promptly take all necessary action and implement all necessary procedures to prevent the reoccurrence of any such violation; failing which, PFH may terminate this Agreement upon ten (10) days' written notice (such notice to describe the breach in reasonable detail); provided, however, that MSI shall have the opportunity to cure during such ten-business day notice period, to PFH's reasonable satisfaction, any such violation.

Section 6. **Standard of Care; Limitation of Liability; Opportunities; Indemnity**.

(a) Unless otherwise agreed in writing by MSI, PFH shall use commercially reasonable efforts to ensure that the Rights and Services are performed and/or provided in a manner and to the extent that is substantially the same as the manner in which and the extent to which the Rights and Services were performed and/or provided for the PFH Case portfolio. PFH shall provide the Rights and Services in compliance with all applicable laws. MSI shall operate its business, and use the Rights and Services provided hereunder, in compliance will all applicable laws.

(b) PFH's maximum liability to, and the sole remedies of, MSI for breach of this Agreement or otherwise with respect to the Rights and Services are specific performance as contemplated by Section 10 and a refund of the price paid by MSI for the particular Right or Service (or reimbursement to MSI for the reasonable cost of obtaining of any applicable Rights and Services), unless the breach arises out of the gross negligence or willful failure of the performance of PFH.

(c) PFH shall not be responsible for failure or delay in delivery of any Rights or Services, nor shall MSI be responsible for failure or delay in receiving such Rights or Services if caused by an act of God or public enemy, war, government acts,

regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, severe weather or other cause similar or dissimilar, beyond the control of the defaulting party.

(d) **IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR DAMAGE TO OR LOSS OF USE OF ANY PROPERTY ARISING FROM PROVISION OF THE TRANSITION SERVICES OR AS A RESULT OF BREACH OF ANY TERM OF THIS AGREEMENT.**

(e) If MSI believes that PFH is in breach of this Agreement, MSI shall deliver written notice to PFH identifying with particularity the provision of this Agreement that PFH is alleged to have breached and the facts surrounding such breach ("Notice of Breach"). PFH shall have twenty (20) days after the date of receipt of such Notice of Breach ("Cure Period") to cure such alleged breach. Notwithstanding any provisions in this Agreement to the contrary, PFH shall not be deemed to have breached any provision of this Agreement and no damages shall accrue or become payable by PFH as a result of such alleged breach, unless PFH fails to cure such alleged breach prior to expiration of the Cure Period.

(f) Each of PFH and its officers, employees, directors and affiliates (collectively, the "PFH Parties") will have the right to directly or indirectly engage in or pursue any business, any business opportunity or perform services on behalf of PFH or PFH's affiliates (for purposes hereof other than MSI), subject to any agreements or restrictions imposed by PFH on such officers, employees or directors for the benefit of PFH.

(g) Indemnity and Liability. MSI hereby jointly and severally indemnify and agree to exonerate and hold PFH and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorney's fees and expenses (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, or (ii) operations of the Rights and Services provided by PFH to, MSI or any affiliate of MSI from time to time, including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of MSI or any of their accountants or other representatives, agents or affiliates, except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence, willful misconduct or bad faith, and if, and to the extent that the foregoing undertaking may be unenforceable for any reason, MSI hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible

under applicable law. None of the Indemnitees will be liable to MSI for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence, willful misconduct or bad faith.

Section 7. **Force Majeure**. Neither Party shall be liable for nonperformance, whole or partial, or delay in performance if such nonperformance or delay is caused by labor controversies, strikes, lockouts or boycotts involving either Party; partial or total shutdown of plants or facilities; inability to make deliveries as a result of court or government action; any law, regulation or ordinance; fire; flood; earthquake; storm; escalation or outbreak of war; insurrection; power blackout; escalation or outbreak of civil strife; riot; or any other events recognized commonly as being those of force majeure or acts of God.

Section 8. **Relationship of the Parties**. In performing their respective obligations hereunder, PFH and its officers, employees and affiliates shall be independent contractors to MSI and neither PFH nor any of PFH's representatives, agents or employees shall be deemed to be the representative, agent or employee of MSI The Parties do not intend to create a partnership between them or any legal relationship other than that of independent contractors on the terms set forth herein. No Party shall have the authority to act on behalf of or bind the other Party, except as that PFH shall have the right to compromise or settle Cases in a manner consistent with its current practices for its own portfolio of Cases.

Section 9. **Confidentiality**. In addition to any and all other confidentiality agreements made in writing between the Parties, which shall remain in effect in accordance with their terms and shall not be deemed to be limited hereby, each Party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all information concerning the other Party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such party or (b) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished), and neither Party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 9.

Section 10. **Remedies; Specific Performance**. Subject to the terms and conditions of this Agreement, each Party's rights and remedies hereunder shall be cumulative and not exclusive of each other, and may be pursued separately or concurrently as its chooses. The Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any Party may, in its sole discretion and in addition to all other rights and remedies available in law or in equity, in a court of competent jurisdiction, to the extent permitted hereunder, apply for specific performance or injunctive or other relief as such court may deem just and proper in order to enforce this Agreement or to prevent violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.

PLAINTIFF FUNDING HOLDING, INC.	**MANGO SOFT, INC.**
By:	By:
Name: HARVEY R. HIRSCHFELD	Name:
Title: President	Title: